Green Dot Reports First Quarter 2014 Non-GAAP Revenue Growth of 4% to $162 Million,
Adjusted EBITDA Growth of 10% to $38 Million, Non-GAAP EPS of $0.42
Reaffirms full year guidance
Pasadena, CA - April 30, 2014 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the first quarter ended March 31, 2014.
For the first quarter of 2014, Green Dot reported $159.3 million in GAAP total operating revenues and $0.33 in GAAP diluted earnings per share. On a non-GAAP basis, Green Dot reported growth of 4% year-over-year in non-GAAP total operating revenues1 to $161.7 million and non-GAAP diluted earnings per share1 of $0.42.
"Green Dot generated solid top line and bottom line results in Q1. In addition to posting our third sequential quarterly uptick in active cards, we also benefited from increasing operating efficiencies and an increasing mix of higher margin revenue generated from better customer usage behavior on our products. Despite a highly competitive market for prepaid cards, we believe the Green Dot brand and the overwhelming preference for our products continues to help drive our business forward,” said Steve Streit, Green Dot Chairman and Chief Executive Officer.
GAAP financial results for the first quarter of 2014 compared to the first quarter of 2013:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 3% to $159.3 million for the first quarter of 2014 from $154.1 million for the first quarter of 2013

•	GAAP net income was $15.3 million for the first quarter of 2014 versus $15.6 million for the first quarter of 2013

•	GAAP basic and diluted earnings per common share were $0.34 and $0.33, respectively, for the first quarter of 2014 versus $0.36 and $0.35, respectively, for the first quarter of 2013
Non-GAAP financial results for the first quarter of 2014 compared to the first quarter of 2013:1

•	Non-GAAP total operating revenues[1] increased 4% to $161.7 million for the first quarter of 2014 from $155.8 million for the first quarter of 2013

•	Non-GAAP net income[1] was $19.3 million for the first quarter of 2014 versus $18.5 million for the first quarter of 2013

•	Non-GAAP diluted earnings per share[1] were both $0.42 for the first quarters of 2014 and 2013

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) increased 10% to $37.7 million, or 23.3% of non-GAAP total operating revenues for the first quarter of 2014 from $34.2 million, or 22.0% of non-GAAP total operating revenues for the first quarter of 2013

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The following table shows the Company's quarterly key business metrics for each of the last five calendar quarters. Please refer to the Company's Annual Report on Form 10-K for a description of the key business metrics.

	2014	2013
	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	11.67	11.44	11.43	11.32	11.25
Number of active cards at quarter end	4.72	4.49	4.41	4.39	4.49
Gross dollar volume	$5,290	$4,405	$4,396	$4,425	$5,072
Purchase volume	$3,872	$3,298	$3,259	$3,248	$3,582
Outlook for 2014
Green Dot has reaffirmed its outlook for 2014. Green Dot’s outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
For 2014, Green Dot expects full year non-GAAP total operating revenues2 to be between $640 million and $650 million, representing a projected growth range of 10% to 12% over 2013. Adjusted EBITDA2 is forecast to be between $114 million and $118 million, representing a projected growth range of 11% to 15% over 2013. Full-year non-GAAP diluted EPS2 is forecast to be between $1.22 and $1.28.
“We are off to a solid start to the year and are pleased to reaffirm our 2014 guidance. At the same time, it is important to note that we have launched a tremendous number of new retailers and new products over the past six months, and it will take more time to develop certainty as to how customer acquisition rates, active card numbers, and behavioral trends related to these new products and new retailers will play out through the remainder of the year. Therefore, while we are quite pleased with Q1 results, we want to caution analysts and investors not to get ahead of our guidance as we wait to see trends on key metrics more fully develop in successive quarters,” said Grace Wang, Green Dot Chief Financial Officer.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss first quarter 2014 financial results today at 5:00 p.m. ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chairman and Chief Executive Officer. The conference call can be accessed live over the phone by dialing (877) 300-8521, or (412) 317-6026 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10044439. The replay of the webcast will be available until Wednesday, May 7, 2014. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2014 guidance, including all the statements under "Outlook for 2014," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of April 30, 2014, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; stock-based retailer incentive compensation expense; and impairment charges. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2014 guidance for non-GAAP total operating revenues, adjusted EBITDA and non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at ir.greendot.com.
About Green Dot
Green Dot Corporation is a technology-centric, pro-consumer Bank Holding Company with a mission to reinvent personal banking for the masses. The company is the largest provider of prepaid debit card products and prepaid card reloading services in the United States, as well as a leader in mobile banking with its GoBank mobile bank account offering. Green Dot Corporation products are available to consumers at more than 90,000 retailers nationwide, online and via the leading app stores. The company is headquartered in Pasadena, California with its bank subsidiary, Green Dot Bank, located in Provo, Utah.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2014	December 31, 2013
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$747,649	$423,498
Federal funds sold	190	123
Investment securities available-for-sale, at fair value	103,011	116,159
Settlement assets	60,812	37,004
Accounts receivable, net	33,148	46,384
Prepaid expenses and other assets	30,134	27,332
Income tax receivable	6,936	15,573
Total current assets	981,880	666,073
Restricted cash	2,287	2,970
Investment securities, available-for-sale, at fair value	57,201	82,585
Accounts receivable, net	—	5,913
Loans to bank customers, net of allowance for loan losses of $435 and $464 as of March 31, 2014 and December 31, 2013, respectively	6,566	6,902
Prepaid expenses and other assets	2,114	1,081
Property and equipment, net	56,761	60,473
Deferred expenses	11,891	15,439
Net deferred tax assets	3,335	3,362
Goodwill and intangible assets	30,644	30,676
Total assets	$1,152,679	$875,474
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,654	$34,940
Deposits	526,349	219,580
Obligations to customers	78,313	65,449
Settlement obligations	2,437	4,839
Amounts due to card issuing banks for overdrawn accounts	170	49,930
Other accrued liabilities	42,349	35,878
Deferred revenue	18,363	24,517
Net deferred tax liabilities	3,716	3,716
Total current liabilities	697,351	438,849
Other accrued liabilities	28,951	34,076
Deferred revenue	275	300
Total liabilities	726,577	473,225

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value (as converted): 10 shares authorized as of March 31, 2014 and December 31, 2013, respectively; 5 and 7 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	5	7
Class A common stock, $0.001 par value: 100,000 shares authorized as of March 31, 2014 and December 31, 2013, respectively; 39,387 and 37,729 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	39	38
Additional paid-in capital	207,763	199,251
Retained earnings	218,305	203,000
Accumulated other comprehensive loss	(10)	(47)
Total stockholders’ equity	426,102	402,249
Total liabilities and stockholders’ equity	$1,152,679	$875,474

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$68,167	$64,667
Cash transfer revenues	46,276	44,335
Interchange revenues	47,214	46,756
Stock-based retailer incentive compensation	(2,388)	(1,609)
Total operating revenues	159,269	154,149
Operating expenses:
Sales and marketing expenses	60,243	56,177
Compensation and benefits expenses	26,963	31,754
Processing expenses	22,079	21,999
Other general and administrative expenses	26,324	20,880
Total operating expenses	135,609	130,810
Operating income	23,660	23,339
Interest income	977	819
Interest expense	(16)	(17)
Income before income taxes	24,621	24,141
Income tax expense	9,316	8,555
Net income	15,305	15,586
Income attributable to preferred stock	(2,282)	(2,493)
Net income allocated to common stockholders	$13,023	$13,093

Basic earnings per common share:	$0.34	$0.36
Diluted earnings per common share:	$0.33	$0.35
Basic weighted-average common shares issued and outstanding:	37,462	35,047
Diluted weighted-average common shares issued and outstanding:	38,769	36,293

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2014	2013
	(In thousands)
Operating activities
Net income	$15,305	$15,586
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	7,664	6,354
Provision for uncollectible overdrawn accounts	8,490	15,470
Employee stock-based compensation	3,972	2,890
Stock-based retailer incentive compensation	2,388	1,609
Amortization of premium on available-for-sale investment securities	313	173
Realized (gains) losses on investment securities	(29)	6
Recovery for uncollectible trade receivables	(9)	(41)
Impairment of capitalized software	—	936
Deferred income tax expense	—	193
Excess tax benefits from exercise of options	(525)	(229)
Changes in operating assets and liabilities:
Accounts receivable, net	15,668	(26,529)
Prepaid expenses and other assets	(3,835)	6,225
Deferred expenses	3,548	2,726
Accounts payable and other accrued liabilities	(6,348)	(7,681)
Amounts due issuing bank for overdrawn accounts	(49,760)	3,452
Deferred revenue	(6,179)	(4,705)
Income tax receivable	9,166	8,067
Net cash (used in) provided by operating activities	(171)	24,502

Investing activities
Purchases of available-for-sale investment securities	(44,548)	(46,841)
Proceeds from maturities of available-for-sale securities	47,445	54,227
Proceeds from sales of available-for-sale securities	35,411	13,026
Decrease in restricted cash	683	—
Payments for acquisition of property and equipment	(10,512)	(8,886)
Net principal collections on loans	336	324
Net cash provided by investing activities	28,815	11,850

Financing activities
Proceeds from exercise of options	1,627	400
Excess tax benefits from exercise of options	525	229
Conversion of shares	(1)	—
Net increase in deposits	306,769	23,571
Net (decrease) increase in obligations to customers	(13,346)	16,017
Net cash provided by financing activities	295,574	40,217

Net increase in unrestricted cash, cash equivalents, and federal funds sold	324,218	76,569
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	423,621	296,591
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$747,839	$373,160

Cash paid for interest	$16	$30
Cash paid for income taxes	$219	$302

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In thousands)
Total operating revenues	$159,269	$154,149
Stock-based retailer incentive compensation (2)(3)	2,388	1,609
Non-GAAP total operating revenues	$161,657	$155,758
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In thousands, except per share data)
Net income	$15,305	$15,586
Employee stock-based compensation expense, net of tax (4)	2,469	1,866
Stock-based retailer incentive compensation, net of tax (2)	1,484	1,039
Non-GAAP net income	$19,258	$18,491
Diluted earnings per share*
GAAP	$0.33	$0.35
Non-GAAP	$0.42	$0.42
Diluted weighted-average shares issued and outstanding**
GAAP	38,769	36,293
Non-GAAP	45,976	44,137

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In thousands)
Diluted weighted-average shares issued and outstanding*	38,769	36,293
Assumed conversion of weighted-average shares of preferred stock	6,660	6,859
Weighted-average shares subject to repurchase	547	985
Non-GAAP diluted weighted-average shares issued and outstanding	45,976	44,137

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In thousands)
Stock outstanding as of March 31:
Class A common stock*	39,387	36,075
Preferred stock (on an as-converted basis)	5,368	6,859
Total stock outstanding as of March 31:	44,755	42,934
Weighting adjustment	(86)	(43)
Dilutive potential shares:
Stock options	1,059	1,094
Restricted stock units	233	119
Employee stock purchase plan	15	33
Non-GAAP diluted weighted-average shares issued and outstanding	45,976	44,137

*
As of the current period, Class B common stock is no longer outstanding. For comparative purposes, Class A common stock outstanding as of March 31, 2013 includes both Class A and Class B shares outstanding as of the end of the period.

Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
	(In thousands)
Net income	$15,305	$15,586
Net interest income	(961)	(802)
Income tax expense	9,316	8,555
Depreciation and amortization	7,664	6,354
Employee stock-based compensation expense (3)(4)	3,972	2,890
Stock-based retailer incentive compensation (2)(3)	2,388	1,609
Adjusted EBITDA	$37,684	$34,192
Non-GAAP total operating revenues	$161,657	$155,758
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	23.3%	22.0%

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Total operating revenues	$629	$639
Stock-based retailer incentive compensation (2)*	11	11
Non-GAAP total operating revenues	$640	$650

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month during 2014 of the Company's Class A common stock at $19.53 per share, our market price on the last trading day of the first quarter 2014. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Net income	$39	$42
Adjustments (5)	75	76
Adjusted EBITDA	$114	$118

Non-GAAP total operating revenues	$650	$640
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	18%	18%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions, except per share data)
Net income	$39	$42
Adjustments (5)	17	17
Non-GAAP net income	$56	$59
Diluted earnings per share*
GAAP	$1.01	$1.08
Non-GAAP	$1.22	$1.28
Diluted weighted-average shares issued and outstanding**
GAAP	39	39
Non-GAAP	46	46

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding*	39	39
Assumed conversion of weighted-average shares of preferred stock	7	7
Weighted-average shares subject to repurchase	—	—
Non-GAAP diluted weighted-average shares issued and outstanding	46	46

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $4.0 million and $2.9 million for the three months ended March 31, 2014 and 2013, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense and impairment charges, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).